UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 2)

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐ Definitive Information Statement

Yellowcake Mining Inc.
 (Name of Registrant as Specified In Its Charter)

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YELLOWCAKE MINING INC.
#1801 Bulding B. Hai Song Da Shu
Che Gong Miao, Fu Tian Qu
Shenzen, China 518041

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the outstanding common stock of Yellowcake Mining Inc., a Nevada corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.315 of the Nevada Revised Statutes:

1.
The approval of an amendment to our articles of incorporation to effect a reverse split of our common stock, par value $0.001 (“Common Stock”) at a ratio of 1 for 200. The action will become effective on the 20th day after the definitive information statement is mailed to our stockholders.

2.	The approval of an amendment to our articles of incorporation to change the name of the Company to “SKY Digital Stores Corp.”

3.	The approval an amendment to our articles of incorporation to authorize the creation of 25,000,000 shares of “blank check” preferred stock.

The enclosed information statement contains information pertaining to the matters acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of Directors
Lin Xiangfeng
Chief Executive Officer, Chief Financial Officer and Chairman
*, 2011

YELLOWCAKE MINING INC.
#1801 Bulding B. Hai Song Da Shu
Che Gong Miao, Fu Tian Qu
Shenzen, China 518041

INFORMATION STATEMENT

Action by Written Consent of Stockholders

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED DECEMBER 23, 2010
To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of the shareholders of the Company dated December 23, 2010, in lieu of a special meeting of the shareholders. Such action will be taken on or about February __, 2011:

1. To amend the Company’s Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of 1 for 200 (the “Reverse Split”).

2. The approval of an amendment to our articles of incorporation to change the name of the Company to “SKY Digital Stores Corp.”

3. The approval an amendment to our articles of incorporation to authorize the creation of 25,000,000 shares of “blank check” preferred stock

OUTSTANDING SHARES AND VOTING RIGHTS

As of December 23, 2010, the Company's authorized capitalization consisted of 750,000,000 shares of Common Stock, of which 115,335,576 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of December 23, 2010 have voted in favor of the foregoing proposals by resolution dated December 23, 2010; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February __, 2011 .

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

GENERAL INFORMATION

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about * 2011.

What action was taken by written consent?

     We obtained stockholder consent for the approval of an amendment to our articles of incorporation to (i) effect a 200:1 reverse stock split, (ii) change the name of the Company to “SKY Digital Stores Corp.” and (iii) authorize the creation of 25,000,000 shares of “blank check” preferred stock.

How many shares of Common Stock were outstanding on December 23, 2010?

     On December 23, 2010, the date we received the consent of the holders of more than a majority of the voting power of our shareholders, there were 115,335,576 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to our articles of incorporation described in this information statement?

     We obtained the approval of the holders of approximately 52% of the voting power of our outstanding shares of common stock that were entitled to give such consent.

Who is paying the cost of this information statement?

     We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information about shares of common stock beneficially owned as of December __, 2010 by:

☐	each of our directors, executive officers and our executive officers and directors as a group; and
☐	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock;

Name and Address of Beneficial Owner (2)	Number of Shares Beneficially Owned	Percentage of Class
Lin Xiangfeng (3)	0	0
Tian Xiuhong (4)	60,000,000	52,02%
All Directors and Officers (2 Persons)	60,000,000%
Juniper Ridge LLC 2420 Watt Ct. Riverton, WY 82501	9,000,000	7.8%

(1) Based upon 115,335,576 shares of stock issued and outstanding as of December 23, 2010

(2) Unless otherwise stated, the address for all the officers and directors is #1801 Building B, Hai Song Da Sha, Che Gong Miao, Fu Tian Qu, Shenzen, China 518041,

(3) Lin Xiangfeng is the Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors of Yellowcake Mining Inc.

(4) Tian Xiuhong is a Director of Yellowcake Mining Inc.

*      Less than 1%

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT AREVERSE STOCK SPLITOF THE OUTSTANDING SHARES OF COMPANY’S COMMON STOCK AT A RATIO OF 1 FOR 200

Our board of directors and the holders of a majority of the voting power of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation to effect a reverse stock split of the outstanding shares of our common stock at a ratio of 1 for 200. The reverse split will become effective upon the filing of the amendment to the articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effect the reverse stock split approximately (but not less than) 20 days after this information statement is mailed to stockholders.

The amendment to the articles of incorporation of incorporation will effect a 1 for 200 reverse split in our Common Stock. As a result of the reverse split, each 200 shares of Common Stock (the “Old Shares”) will become and be converted into one share of Common Stock (the “New Shares”), with stockholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of round lot 100shares.

As a result of the reverse split, the number of shares of Common Stock issued and outstanding will decrease from 115,335,576 to approximately 576,677. Since additional fractional shares may be issued in order to round up fractional shares, we do not know the exact number of New Shares that will be outstanding after the reverse split.

Reasons for the Reverse Stock Split

The Company’s Board of Director’s believes that the Company presently has outstanding an exceedingly large number of shares of Common Stock,  It is anticipated that the reverse stock split, if implemented, will (i) reduce the total number of outstanding shares of Company common stock to a more customary range for public companies, and (ii) allow the Company’s Common Stock to trade at a higher per-share price.  With the Company’s Common Stock recently trading as low as $0.02 per share, relatively small moves in absolute terms in the per-share trading price of our Common Stock translates into disproportionately large swings in the trading price on a percentage basis.  The Company believes that these swings tend to bear little, if any, relationship to the Company’s financial condition and results of operations and may negatively affect the price of the Company’s Common Stock.  Furthermore, the Company believes that an increase in the per-share trading price may enhance the acceptability and marketability of our Common Stock to the financial community and investing public.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

Effect on Ownership by Individual Shareholders

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. Our stockholders do not have preemptive rights to acquire additional shares of Common Stock. The reverse stock split will not alter any shareholder’s percentage interest in our equity, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of Common Stock will remain the same after the reverse stock split.

The reverse stock split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Company’s Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s Common Stock under the Exchange Act.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of the Company’s Common Stock under the Company’s articles of incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s articles of incorporation and by-laws do not have any anti-takeover provisions.

Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.001 par value per share after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below with respect to fractional shares, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to us.

(v) The federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFRENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will be implemented by filing an amendment to the Company's articles of incorporation with the Secretary of State of the State of Nevada, in the form of Appendix A hereto, and the reverse stock split will become effective on the date of the filing. We will obtain a new CUSIP number for the new Common Stock effective at the time of the reverse split.

As of the effective date of the reverse stock split, each certificate representing shares of Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into the Company's Common Stock will be notified of the effectiveness of the reverse split.. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO AUTHORIZE THE CREATION OF 25,000,000 SHARES
OF “BLANK CHECK” PREFERRED STOCK

Our board of directors and the holders of a majority of the voting power of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation to authorize the creation of 25,000,000 shares of “blank check” preferred stock.  The Board believes that the authorization of preferred shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY TO “SKY DIGITAL STORES CORP.”

Our board of directors and the holders of a majority of the voting power of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation to change the name of the Company to “SKY Digital Stores Corp”. Currently, we have no agreements to explore, develop or mine any properties. We continue to seek new business opportunities with established business entities for a merger with or acquisition of a target business. We have expanded our search for new opportunities to businesses that focus on the manufacture and sale of communications and digital products, however we can provide no assurances that a suitable candidate will be found. Our board of directors has appointed Lin Xiangfeng as our Chief Executive Officer, Chief Financial Officer, Secretary and Chairman due to his experience and resources within the communications industry. Mr. Lin currently serves as chairman of Shenzen Dong Sen Mobile Communication Technology Company Limited (“Deng Sen Mobile”), a company engaged in wholesale, retail and after-sales service for information technology communications products. We do not have any specific business combination under consideration, nor have we had any discussions with any target business, including Dong Sen Mobile, regarding a possible business combination, We do not currently have any Company policies, restrictions or limitations in place relating to current or future related party transactions or business combination transactions between related parties that would prevent us from entering into a transaction with Deng Sen Mobile. We have not yet begun negotiations or entered into any definitive agreements regarding a potential merger or acquisition. Any new acquisition or business opportunities that we may acquire will require additional financing. We may have difficulties raising capital until we locate a prospective property or other suitable merger or acquisition candidate through which we can pursue our plan of operation. The Board of Directors believes that the new name more accurately reflects the Company’s current business focusof seeking to merge with a business that focuses on the manufacturing and sale of communications and digital products, however we will not limit our search to that industry
ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549. or may be accessed at www.sec.gov.

By Order of the Board of Directors
Lin Xiangfeng
Chief Executive Officer, Chief Financial Officer and Secretary
February , 2011

Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

 YELLOWCAKE MINING INC.

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

FIRST:  The name of the corporation is Yellowcake Mining Inc.

SECOND:  The Articles of Incorporation of the corporation were filed by the Secretary of State on the 23rd day of March, 2006.

THIRD:  The names and addresses of the original incorporators are as follows:

Dave Heel
104-1331 Homer St.
Vancouver, BC V6E 5M5

FOURTH:  The board of directors of the corporation at a meeting duly convened and held on the 23rd day of December, 2010, adopted a resolution to amend the original Articles as follows:

Article 1 is hereby amended to read as follows:
1.	The name of the Corporation is SKY Digital Stores Corp.

Article 3 is hereby amended to read as follows:
3.
The total number of shares of stock that the Corporation shall have the authority to issue is Seven Hundred Seventy Five Million (775,000,000).  The classes and aggregate number of shares of each class which the Corporation shall have the authority to issue are as follows:

a.	Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and
b.	Twenty Five Million (25,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
c.
Blank Check Powers.  The Corporation may issue any class of the Preferred Stock in any series.  The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.  Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

Each share of common stock, par value $0.001 per share, issued and outstanding as of January 10, 2011, shall automatically become and be converted into 0.005 shares of common stock.

FIFTH:  The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 115,335,576; that the above change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

SIXTH:  The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

1.	The name of the Corporation is SKY Digital Stores Corp.
2.	The address, including street, number, city and county, of the registered office of the Corporation in the State of Nevada is VCorp Services, LLC.
3.
The total number of shares of stock that the Corporation shall have the authority to issue is Seven Hundred Seventy Five Million (775,000,000).  The classes and aggregate number of shares of each class which the Corporation shall have the authority to issue are as follows:

a.	Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and
b.	Twenty Five Million (25,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
c.
Blank Check Powers.  The Corporation may issue any class of the Preferred Stock in any series.  The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.  Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

4.	The names and addresses if the Board of Directors are as follows:

Name	Address

Lin Xiangfeng	#1801 Building B, Hai Song Da Sha
Che Gong Miao, Fu Tian Qu
Shenzen, China 518041

Tian Xiuhong	#1801 Building B, Hai Song Da Sha
Che Gong Miao, Fu Tian Qu
Shenzen, China 518041

The purpose of the corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

Lin XIangfeng is the chief executive officer, chief financial officer and secretary of the corporation; that he has been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called and that such meeting was held on the 23rd day of December, 2010 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

Date: __________ __, 2011

/s/ Lin Xiangfeng
By Lin Xiangfeng
Its Chief Executive Officer, Chief Financial Officer and Secretary